THIRD AMENDMENT TO AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP II, L.P.

This THIRD AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP II, L.P. (this “Amendment”) is made effective as of [September 1], 2017 by PE GROCERY CENTER OP GP II LLC, a Delaware limited liability company (the “General Partner”). Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Partnership Agreement (as defined below).

WHEREAS, the General Partner, Phillips Edison Grocery Center REIT II, Inc., a Maryland corporation, as Limited Partner (the “Initial Limited Partner”), American Realty Capital PECO II Advisors, LLC, a Delaware limited liability company, as Limited Partner (“ARC”), Phillips Edison NTR II LLC, a Delaware limited liability company, as Limited Partner (“PECO”), and Phillips Edison Special Limited Partner II LLC (formerly PE – ARC Special Limited Partner II LLC), a Delaware limited liability company, as Special Limited Partner, previously entered into that certain Amended and Restated Agreement of Limited Partnership of Phillips Edison Grocery Center Operating Partnership II, L.P. (the “Partnership”), dated as of January 22, 2015 (the “Partnership Agreement”);

WHEREAS, the General Partner effected that First Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 3, 2015;

WHEREAS, the General Partner effected that Second Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 22, 2016;

WHEREAS, as a result of the sale by ARC to the Partnership of all of ARC’s interests in the Partnership on the date hereof, ARC has withdrawn as a Limited Partner of the Partnership;

WHEREAS, the General Partner, the Initial Limited Partner, PECO and the Special Limited Partner desire to amend the Partnership Agreement, which among other things removes all of ARC’s rights under the Partnership Agreement and deletes all references to ARC therein;

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties to the Partnership Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership Agreement is hereby amended as follows:

1.	Amendment to Article 1. The definition of “ARC” in Article 1 of the Partnership Agreement shall be deleted.

2.	Deletion of References to ARC. All references to ARC in the Partnership Agreement shall be deleted.

US-DOCS\93167042.4
EAST\145846896.3

3.	Amendment to Section 5.1(b)(iii). Section 5.1(b)(iii) of the Partnership Agreement shall be amended and restated in its entirety to read as follows:

(iii) Thereafter, (A) 12.75% to the Special Limited Partner, and (B) 87.25% to be distributed to the Partners holding GP Units, OP Units and/or Class B Units in proportion to their respective Percentage Interests with respect to such GP Units, OP Units and/or Class B Units.

4.	Amendment to Section 5.1(c). Section 5.1(c) of the Partnership Agreement shall be amended and restated in its entirety to read as follows:

(c) Listing Amounts. Upon a Listing (other than a Listing as contemplated in Section 5.1(d)(ii)(A)) and subject to Section 5.1(f), the General Partner shall cause the Partnership to distribute an amount to the Special Limited Partner in redemption of the Special Limited Partner Interest in the form of a Note (the “Listing Note”) equal to 12.75% of the amount, if any, by which (i) the sum of (A) the Market Value of all issued and outstanding shares of Common Stock plus (B) the sum of all Stockholder Distributions paid by the Initial Limited Partner prior to Listing, exceeds (ii) the sum of (Y) the total Gross Proceeds in all Offerings plus (Z) the total amount of cash that, if distributed to those Stockholders who purchased shares of Common Stock in an Offering, would have provided such Stockholders a Priority Return on the Gross Proceeds raised in all such Offerings. The Listing Note will only be paid to the Special Limited Partner if the Termination has not occurred prior to the Listing. Notwithstanding anything herein to the contrary, in accordance with Section 736 of the Code, the Listing Note shall be disregarded for applicable income tax purposes and the Special Limited Partner shall continue to be treated as a partner of the Partnership in respect of its Special Limited Partner Interest for such purposes until the Partnership has satisfied all of its obligations under the Listing Note. Without limiting the foregoing, the Special Limited Partner shall not be required to accrue interest on the Listing Note in income and the Partnership shall not deduct such interest for such purposes; provided, that, any cash or property paid to the Special Limited Partner with respect to such interest shall be reported to the Special Limited Partner on Internal Revenue Service Schedule K-1 to Form 1065 (or such successor schedule or form).

5.	Amendment to Section 5.1(d). Section 5.1(d) of the Partnership Agreement shall be amended and restated in its entirety to read as follows:

(d)    Termination Amounts.
(i)    Upon a Termination and subject to Sections 5.1(d)(ii) and (f), the General Partner shall cause the Partnership to distribute an amount to the Special Limited Partner in redemption of the Special Limited Partner Interest in the form of a Note (the “Termination Note”) equal to 12.75% of the amount, if any, by

EAST\145846896.3    2

which (A) the sum of (1) the fair market value (determined by appraisal as of the Termination Date) of the Investments on the Termination Date, minus (2) any Loans secured by such Investments, plus (3) the sum of all Stockholder Distributions paid by the Initial Limited Partner through the Termination Date on shares of Common Stock issued in all Offerings through the Termination Date, minus (4) any amounts distributable as of the Termination Date to the Limited Partners who received Partnership Units in connection with the contribution of any Investments (including cash used to acquire Investments) to the Partnership, upon the liquidation or sale of such Investments (assuming the liquidation or sale of such Investments on the Termination Date), exceeds (B) the sum of (1) the Gross Proceeds raised in all Offerings through the Termination Date (less amounts paid on or prior to the Termination Date to purchase or redeem any shares of Common Stock purchased in an Offering pursuant to the Initial Limited Partner’s share repurchase program) plus (2) the total amount of cash that, if distributed to those Stockholders who purchased shares of Common Stock in an Offering on or prior to the Termination Date, would have provided such Stockholders a Priority Return on the Gross Proceeds raised in all Offerings through the Termination Date, measured for the period from inception through the Termination Date. Notwithstanding anything herein to the contrary, in accordance with Section 736 of the Code, the Termination Note shall be disregarded for applicable income tax purposes and the Special Limited Partner shall continue to be treated as a partner of the Partnership in respect of its Special Limited Partner Interest for such purposes until the Partnership has satisfied all of its obligations under the Termination Note. Without limiting the foregoing, the Special Limited Partner shall not be required to accrue interest on the Termination Note in income and the Partnership shall not deduct such interest for such purposes; provided, that, any cash or property paid to the Special Limited Partner with respect to such interest shall be reported to the Special Limited Partner on Internal Revenue Service Schedule K-1 to Form 1065 (or such successor schedule or form).
(ii)    Upon a Termination and subject to Section 5.1(f), the Special Limited Partner may elect to receive, in lieu of its right to receive the Termination Note, either:
(A)    If there is a Listing subsequent to the Termination Date, then the General Partner shall cause the Partnership to distribute an amount to the Special Limited Partner in redemption of the Special Limited Partner Interest, payable in one or more payments solely out of Net Sales Proceeds (the “Termination Listing Amount”), equal to 12.75% of the amount, if any, by which (1) the sum of (w) the fair market value

EAST\145846896.3    3

(determined by appraisal as of the date of Listing) of the Included Assets, minus (x) any Loans secured by the Included Assets, plus (y) the sum of all Stockholder Distributions paid by the Initial Limited Partner through the date of Listing on shares of Common Stock issued in Offerings through the Termination Date, minus (z) any amounts distributable as of the date of Listing to the Limited Partners who received Partnership Units in connection with the contribution of any Included Assets (including cash used to acquire Included Assets) to the Partnership, upon the liquidation or sale of such Included Assets (assuming the liquidation or sale of such Included Assets on the date of Listing), exceeds (2) the sum of (y) the Gross Proceeds raised in all Offerings through the Termination Date (less amounts paid on or prior to the date of Listing to purchase or redeem any shares of Common Stock purchased in an Offering on or prior to the Termination Date pursuant to the Initial Limited Partner’s share repurchase program), plus (z) the total amount of cash that, if distributed to those Stockholders who purchased shares of Common Stock in an Offering on or prior to the Termination Date, would have provided such Stockholders a Priority Return on the Gross Proceeds raised in all Offerings through the Termination Date, measured for the period from inception of the Initial Limited Partner through the date of Listing.
(B)    If there is an Investment Liquidity Event subsequent to the Termination Date, then the General Partner shall cause the Partnership to distribute an amount to the Special Limited Partner in redemption of the Special Limited Partner Interest, payable in one or more payments solely out of Net Sales Proceeds (the “Termination Liquidity Amount”), equal to 12.75% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the Investment Liquidity Date) of the Included Assets, minus (x) any Loans secured by the Included Assets, plus (y) the sum of all Stockholder Distributions paid by the Initial Limited Partner through the Investment Liquidity Date on shares of Common Stock issued in Offerings through the Termination Date, minus (z) any amounts distributable as of the Investment Liquidity Date to the Limited Partners who received Partnership Units in connection with the contribution of any Included Assets (including cash used to acquire Included Assets) to the Partnership, upon the liquidation or sale of such Included Assets (assuming the liquidation or sale of such Included Assets on the Investment Liquidity Date), exceeds (2) the sum of (y) the Gross Proceeds raised in all Offerings through the Termination Date (less

EAST\145846896.3    4

amounts paid on or prior to the Investment Liquidity Date to purchase or redeem any shares of Common Stock purchased in an Offering on or prior to the Termination Date pursuant to the Initial Limited Partner’s share repurchase program), plus (z) the total amount of cash that, if distributed to those Stockholders who purchased shares of Common Stock in an Offering on or prior to the Termination Date, would have provided such Stockholders Priority Return on the Gross Proceeds raised in all Offerings through the Termination Date, measured for the period from inception of the Initial Limited Partner through the Investment Liquidity Date.

6.	Amendment to Section 5.1(e). Section 5.1(e) of the Partnership Agreement shall be amended and restated in its entirety to read as follows:

(e)    Investment Liquidity Amounts. Upon an Investment Liquidity Event and subject to Section 5.1(f), the General Partner shall cause the Partnership to distribute an amount to the Special Limited Partner in redemption of the Special Limited Partner Interest, payable in one or more payments solely out of Net Sales Proceeds (the “Investment Liquidity Amount”), equal to 12.75% of the amount, if any, by which (A) the sum of (1) the fair market value of the Included Assets or all issued and outstanding shares of Common Stock as determined in good faith by the Initial Limited Partner as of the Investment Liquidity Date (the “Investment Liquidity Value”), plus (2) the sum of all Stockholder Distributions paid by the Initial Limited Partner through the Investment Liquidity Date on shares of Common Stock issued in Offerings, exceeds (B) the sum of (1) the Gross Proceeds raised in all Offerings through the Investment Liquidity Date (less amounts paid on or prior to the Investment Liquidity Date to purchase or redeem any shares of Common Stock purchased in an Offering pursuant to the Initial Limited Partner’s share repurchase program) plus (2) the total amount of cash that, if distributed to those Stockholders who purchased shares of Common Stock in an Offering on or prior to the Investment Liquidity Date, would have provided such Stockholders a Priority Return on the Gross Proceeds raised in all Offerings through the Investment Liquidity Date, measured for the period from inception of the Initial Limited Partner through the Investment Liquidity Date.

7.	Amendment to Section 7.3(b). Section 7.3(b) of the Partnership Agreement shall be amended and restated in its entirety to read as follows:

(b) The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s organization, the ownership of its assets and its operations. The General Partner shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole and absolute discretion, for all expenses that it incurs on behalf of the Partnership

EAST\145846896.3    5

relating to the ownership and operation of the Partnership’s assets, or for the benefit of the Partnership, including all expenses associated with compliance by the General Partner, the Initial Limited Partner and PECO with laws, rules and regulations promulgated by any regulatory body, expenses related to the operations of the General Partner and the Initial Limited Partner and to the management and administration of any Subsidiaries of the General Partner, the Initial Limited Partner or the Partnership or Affiliates of the Partnership, such as auditing expenses and filing fees and any and all salaries, compensation and expenses of officers and employees of the General Partner and the Initial Limited Partner, but excluding any portion of expenses reasonably attributable to assets not owned by or for the benefit of, or to operations not for the benefit of, the Partnership or Affiliates of the Partnership; provided, however, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it in its name.

8.	Amendment to Section 16.1(a). Section 16.1(a) of the Partnership Agreement shall be amended and restated in its entirety to read as follows:

(a)    A series of Partnership Units in the Partnership, designated as the “Class B Units,” is hereby established. Except as set forth in this Article 16, Class B Units shall have the same rights, privileges and preferences as the OP Units. Subject to the provisions of this Article 16 and the special provisions of subparagraph 1(c)(ii) of Exhibit B, Class B Units shall be treated as Partnership Units, with all of the rights, privileges and obligations attendant thereto. In connection with services provided under any Advisory Agreement, if and to the extent provided for under such agreement, the General Partner shall cause the Partnership to issue to PECO within sixty (60) days after the end of each Quarter a number of Class B Units equal to the quotient of (A) the product of the lower of the Cost of Assets and the Initial Limited Partner’s quarterly NAV multiplied by 0.0425% divided by (B) the NAV per share of Common Stock as of the last day of such Quarter; provided, that each quarterly issuance of Class B Units shall be subject to the approval of the Initial Limited Partner’s board of directors.

9.	Amendment to Exhibit A. ARC and ARC’s Limited Partner Interest shall be deleted in its entirety from Exhibit A.

10.
Limited Effect; No Modifications. This Amendment is effective as of the date first set forth above. The amendment set forth above shall be limited precisely as written and relate solely to the provision of the Partnership Agreement in the manner and to the extent described above. Except as expressly set forth herein, nothing contained in this Amendment will be deemed or construed to amend, supplement or modify the Partnership Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

[Remainder of page intentionally left blank.]

EAST\145846896.3    6

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

GENERAL PARTNER:

PE GROCERY CENTER OP GP II, LLC

By: Phillips Edison Grocery Center REIT II, Inc., its sole member

By:     /s/ R. Mark Addy

Name:	R. Mark Addy

Title:	President

INITIAL LIMITED PARTNER:
PHILLIPS EDISON GROCERY CENTER REIT II, INC.

By:     /s/ R. Mark Addy
    Name:    R. Mark Addy
    Title:    President
PECO:

PHILLIPS EDISON NTR II LLC
By:     /s/ R. Mark Addy
    Name:    R. Mark Addy
    Title:    President

EAST\145846896.3    7

SPECIAL LIMITED PARTNER:

PHILLIPS EDISON SPECIAL LIMITED PARTNER II LLC
By:    Phillips Edison NTR II LLC,
    its manager

By:     /s/ R. Mark Addy
    Name:    R. Mark Addy
    Title:     President

EAST\145846896.3    8